Exhibit 99.1

For immediate release

For further information contact:

Douglas Dynamics, Inc.

Bob McCormick

414-362-3868

investorrelations@douglasdynamics.com

DOUGLAS DYNAMICS ANNOUNCES SECOND QUARTER 2010 RESULTS

Improved Operating Performance Driven by Stabilizing Economic Conditions and Solid Pre-Season Order Period

Second Quarter Highlights:

•                  Net sales increased 11.1% from Q2 FY’09 to $66.2 million

•                  Adjusted EBITDA increased 36.4% from Q2 FY’09 to $21.7 million

•                  Adjusted earnings per diluted share of $0.49

•                  Company successfully completed initial public offering on May 4, 2010

•                  Appointed two additional independent directors to the Board

•                  Company provides outlook for 2010

August 10, 2010 — Milwaukee, Wisconsin — Douglas Dynamics, Inc. (NYSE: PLOW), the North American leader in the design, manufacture and sale of snow and ice control equipment for light trucks, today announced financial results for the second quarter ended June 30, 2010 and provided its outlook for 2010.

Second Quarter Results

Douglas Dynamics’ pre-season sales period is comprised of the second and third quarters combined. To encourage distributors to receive shipments prior to the peak fourth quarter retail selling season, the Company offers promotional financial and freight terms to distributors that place orders during the second quarter. These orders are then shipped during the second and third quarters.  The timing of these shipments between the second and third quarters can vary year to year based upon a number of factors, including distributor inventory levels and space availability. For 2010, pre-season orders have shifted from traditional patterns to be more heavily weighted towards the second quarter versus the third quarter.

Net sales were $66.2 million in the second quarter of 2010, representing an 11.1% increase from the corresponding period in 2009. This increase in net sales reflects stronger total pre-season orders compared to the prior year and the timing of pre-season shipments shifting toward the second quarter versus the third quarter. This increase in equipment sales was partially offset by an expected decrease in parts and accessories sales as distributors anticipate end users shifting their investments from repairing existing equipment towards purchasing new equipment.

James L. Janik, President and Chief Executive Officer of Douglas Dynamics commented, “We are very pleased with our second quarter performance. We successfully completed our initial public offering and delivered solid operational and financial results. As we concluded our pre-season sales program, we achieved a year-over-year increase in equipment shipments, grew revenue, expanded margins and improved Adjusted EBITDA. In addition, we completed the closure of our manufacturing facility in Johnson City, Tennessee, transferring production to our Rockland, Maine and Milwaukee, Wisconsin facilities, which has and will continue to generate operational efficiencies, incremental cost savings and quality improvements throughout our manufacturing processes.”

Net income was $0.1 million, or $0.00 per diluted share, in the second quarter of 2010 compared to net income of $5.7 million, or $0.38 per diluted share, in the second quarter of 2009. Net income in the second quarter of 2010 included $16.6 million in pretax non-recurring expenses incurred at the time of the Company’s initial public offering. Adjusted net income (net income excluding these non-recurring expenses), was $9.0 million, or $0.49 per diluted share. Please see the Net Income to Adjusted Net Income Reconciliation table below for additional detail regarding the non-recurring expenses.  The estimated effective tax rate for 2010 is 45.6%.

The Company reported Adjusted EBITDA of $21.7 million in the second quarter of 2010, a 36.4% increase compared to Adjusted EBITDA of $15.9 million in the second quarter of 2009. The increase in Adjusted EBITDA is primarily attributable to increased unit shipments, improved product margins and controlled spending.

Net Income to Adjusted Net Income Reconciliation

	Three Months ended June, 30, 2010
$ Millions, except per-share amounts	Income	Diluted EPS
Net Income (GAAP)	$0.1	$0.00
Non recurring expenses incurred at the time of IPO, net of tax
- Buyout of the management services agreement	3.1	0.17
- Loss on extinguishment of debt	4.4	0.24
- Liquidity bonus payment	0.5	0.03
- Stock based compensation	0.9	0.05
Adjusted Net Income (non-GAAP)	$9.0	0.49

Balance Sheet and Liquidity

During the second quarter of 2010, the Company recorded net cash used in operating activities of $20.5 million compared to net cash used in operating activities of $16.9 million in the same period last year. This increase was driven by non-recurring cash costs incurred at the time of the Company’s initial public offering, namely the buyout of the management services agreement totaling $5.8 million and the payment of cash bonuses under the Company’s liquidity bonus plan totaling $1.0 million. Partially offsetting these cash outlays was a year over year increase in pretax gross profit of $5.5 million.

Inventory was $25.6 million at the end of the second quarter of 2010, a decrease of $4.4 million compared to the second quarter of 2009. This decrease in inventory reflects increased equipment shipments combined with lower production levels during the plant transition process.

Accounts receivable at the end of the second quarter of 2010 was $58.6 million, an increase of $4.9 million compared to the second quarter of 2009. The increase in accounts receivable reflects stronger equipment shipments in the second quarter of 2010 compared to the second quarter of 2009.

Dividend Policy

Subject to the approval of the Company’s Board of Directors and in accordance with the restrictions in the Company’s credit facilities, Douglas Dynamics currently intends to pay a quarterly dividend on its common stock, commencing during its third quarter of 2010 in equal quarterly installments at an initial annual rate of $0.73 per share.

Outlook

Based on second quarter results and current trends, the Company expects net sales for the full year 2010 to range from $175.0 million to $205.0 million and Adjusted EBITDA of $45.0 million to $55.0 million. It is important to note that the Company’s outlook assumes that the economy will remain stable and that the snowbelt regions in North America will experience average snowfall in the Company’s core markets.   If economic conditions worsen and/or snowfall is below average the Company’s net sales and Adjusted EBITDA for the full year could fall below the projected ranges.

Mr. Janik concluded, “We are generally pleased with the way the first half of the year has unfolded.  We maintained our focus on our pre-season sales period, which so far is progressing as planned.  While we are pleased with the momentum building in our business and expect that the 2010 pre-season will be moderately stronger than last year, the pre-season sales results are not a perfect indicator of our full year results. We continue to see some caution on the part of our distributors based on overall concerns regarding the economy, but additional positive indicators such as the prior season’s snowfall, our May field inventory and light truck sales are encouraging. With our more efficient operations and strong financial position, we believe we are well positioned to capitalize on the long-term pick-up in end-market demand.”

Expansion of Board of Directors

During the second quarter of 2010, the Company appointed Jim Packard and Jim Staley as two new independent directors to its Board of Directors increasing the Board size to nine members.  Both Mr. Packard and Mr. Staley will serve as members of the Compensation, Audit and Nominating and Corporate Governance Committees, with Mr. Staley serving as Chair of the Compensation Committee and Mr. Packard serving as Chair of the Nominating and Corporate Governance Committee.

Mr. Packard is the retired Chairman, President and Chief Executive Officer of Regal-Beloit Corporation, a manufacturer of mechanical and electrical products. He served as President and Chief Executive Officer of Regal-Beloit from 1986 until 2002, and as Chairman from 1986 until 2006. Mr. Packard currently serves on the Board of Directors of Clarcor Inc. and The Manitowoc Company, Inc.  He is also on the board of United Plastics Corporation, First National Bank & Trust Company of Beloit and Center 1 Bancorp Inc.

Mr. Staley joins the Board after more than 35 years of service with Roadway Express, Inc., a motor freight carrier company, and its successor company, YRC Worldwide, Inc., a North American transportation service provider.  Mr. Staley joined Roadway in 1971 and during his years of service with that company and its successor company, YRC, he served in various management positions including President and Chief Executive Officer.

Mr. Janik commented, “We are pleased to welcome both Jim Packard and Jim Staley to our Board of Directors. They bring extensive knowledge in manufacturing and transportation services and they are a welcome addition to the Board of Directors as we take Douglas Dynamics to the next level of growth as a public company.”

Webcast Information

The Company will host an investor conference call on Tuesday, August 10, 2010 at 10:00 a.m. Central Daylight Time. The conference call will be available on the Internet through the Investor Relations section of the Company’s website at www.douglasdynamics.com.  To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, an Internet replay will be available shortly after the call.

About Douglas Dynamics

Douglas Dynamics is the North American leader in the design, manufacture and sale of snow and ice control equipment for light trucks, which consists of snowplows and sand and salt spreaders, and related parts and accessories. The Company sells its products under the WESTERN®, FISHER® and BLIZZARD® brands which are among the most established and recognized in the industry.  Additional press releases and investor relations information is available at www.douglasdynamics.com.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  These non-GAAP measures include:

•                  Adjusted net income;

•                  Adjusted earnings per diluted share; and

•                  Adjusted EBITDA.

These non-GAAP disclosures should not be construed as an alternative to the reported results determined in accordance with GAAP.

Adjusted net income and Adjusted earnings per diluted share represent net income or earnings per diluted share, respectively, as determined under GAAP, excluding non-recurring expenses incurred at the time of our initial public offering, namely the buyout of our management services agreement, the loss on extinguishment of debt, stock based compensation expense associated with the repurchase of stock options and the payment of cash bonuses under our liquidity bonus plan.  Adjusted EBITDA represents net income before interest, taxes, depreciation and amortization, as further adjusted for certain non-recurring charges related to the closure of our Johnson City, Tennessee manufacturing facility, certain unrelated legal expenses and a one-time stock option repurchase, as well as management fees paid by us to affiliates of our principal stockholders.

We use, and we believe our investors benefit from the presentation of Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with additional tools to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. In addition, we believe that Adjusted EBITDA is useful to investors and other external users of our consolidated financial statements in evaluating our operating performance as compared to that of other companies, because it allows them to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and depletion, and amortization and accretion, which can vary substantially from company to company depending upon accounting methods and book value of assets and liabilities, capital structure and the method by which assets were acquired. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. Management also uses Adjusted EBITDA to evaluate our ability to make certain payments, including dividends, in compliance with our senior credit facilities, which is determined based on a calculation of “Consolidated Adjusted EBITDA” that is substantially similar to Adjusted EBITDA.

Management believes that the presentation of Adjusted net income and Adjusted earnings per diluted share provides useful information to investors by facilitating comparisons to Douglas’ historical performance.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and the reconciliations are located under the headings “Net Income to Adjusted Net Income Reconciliation” (appearing in the body of this press release) and “Net Income to Adjusted EBITDA Reconciliation” (appearing after the Consolidated Statements of Cash Flows, included in this press release).

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of financial resources.  These statements are often identified by use of words such as “anticipate,” “believe,” “intend,”

“estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.  Such statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, weather conditions, particularly lack of or reduced levels of snowfall, a significant decline in economic conditions, our inability to maintain good relationships with our distributors,  lack of available or favorable financing options for our end-users or distributors, increases in the price of steel or other materials necessary for the production of our products that cannot be passed on to our distributors, the inability of our suppliers to meet our volume or quality requirements, our inability to compete effectively against competition, and other factors indentified in our Exchange Act filings.  You should not place undue reliance on these forward-looking statements.  In addition, the forward-looking statements in this release speak only as of the date hereof and we undertake no obligation, except as required by law, to update or release any revisions to any forward-looking statement, even if new information becomes available in the future.

Financial Statements

Douglas Dynamics, Inc.

Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2010	2009
	(unaudited)	(audited)

Assets
Current assets:
Cash and cash equivalents	$9,981	$69,073
Accounts receivable, net	58,645	32,172
Inventories	25,624	26,697
Deferred income taxes	3,729	3,729
Prepaid income taxes	7,627	—
Prepaid management fees-related party	—	417
Prepaid and other current assets	964	1,446
Total current assets	106,570	133,534

Property, plant, and equipment, net	24,951	26,661
Goodwill	107,222	107,222
Other intangible assets, net	129,870	132,950
Deferred financing costs, net	1,214	3,311
Other long-term assets	942	941
Total assets	$370,769	$404,619

Liabilities, redeemable stock and stockholders’ equity
Current liabilities:
Accounts payable	$6,437	$5,170
Accrued expenses and other current liabilities	11,794	12,598
Accrued interest	24	5,367
Income taxes payable	—	1,202
Short-term borrowings	20,000	—
Current portion of long-term debt	1,250	850
Total current liabilities	39,504	25,187

Retiree health benefit obligation	7,661	7,848
Pension obligation	8,775	8,957
Deferred income taxes	21,209	18,913
Deferred compensation	1,607	1,482
Long-term debt, less current portion	120,888	231,813
Other long-term liabilities	2,110	2,195

Redeemable preferred stock	—	2
Total stockholders’ equity	169,014	108,222
Total liabilities, redeemable stock and stockholders’ equity	$370,769	$404,619

Douglas Dynamics, Inc.

Consolidated Statements of Operations

(In thousands, except share data)

	Three Month Period Ended		Six Month Period Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
	(unaudited)		(unaudited)

Net sales	$66,243	$59,637	$80,890	$74,810
Cost of sales	41,182	40,122	53,849	52,282
Gross profit	25,061	19,515	27,041	22,528

Selling, general, and administrative expense	7,900	4,995	13,708	10,527
Intangibles amortization	1,540	1,540	3,080	3,080
Management fees-related party	5,966	330	6,313	655

Income from operations	9,655	12,650	3,940	8,266

Interest expense, net	(2,989)	(3,942)	(6,704)	(7,954)
Loss on extinguishment of debt	(7,967)		(7,967)
Other income (expense), net	(1)	(24)	5	(83)
Income (loss) before taxes	(1,302)	8,684	(10,726)	229

Income tax expense (benefit)	(1,377)	3,019	(5,082)	(974)

Net income (loss)	$75	$5,665	$(5,644)	$1,203

Weighted average number of common shares outstanding:
Basic	18,236,818	14,421,736	16,339,816	14,425,674
Diluted	18,520,117	14,747,041	16,339,816	14,750,979

Earnings (loss) per share:
Basic	$0.00	$0.39	$(0.35)	$0.08
Diluted	$0.00	$0.38	$(0.35)	$0.08

Douglas Dynamics, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Six Month Period Ended
	June 30, 2010	June 30, 2009
	(unaudited)

Operating activities
Net loss	$(5,643)	$1,203
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,644	5,666
Amortization of deferred financing costs	611	568
Loss on Extinguishement of Debt	7,967	—
Stock-based compensation	1,821	732
Provision for losses on accounts receivable	316	98
Deferred income taxes	2,216	1,003
Changes in operating assets and liabilities:
Accounts receivable	(26,789)	(25,291)
Inventories	1,073	(1,208)
Prepaid and other assets and prepaid income taxes	(6,729)	(1,794)
Accounts payable	1,267	(236)
Accrued expenses and other current liabilities	(7,350)	(2,540)
Deferred compensation	125	124
Benefit obligations and other long-term liabilities	(237)	284
Net cash used in operating activities	(24,708)	(21,391)

Investing activities
Capital expenditures	(1,854)	(4,006)
Net cash used in investing activities	(1,854)	(4,006)

Financing activities
Stock repurchases	(2)	(1,010)
Call premium on senior notes	(3,876)	—
Change in shareholders notes receivable	540	—
Payments of deferred financing costs	(2,605)	—
Revolver borrowings	20,000	5,000
Proceeds of IPO, net	63,938	—
Borrowings on long-term debt	40,000	—
Repayment of long-term debt	(150,525)	(426)
Net cash provided by (used in) financing activities	(32,530)	3,565
Change in cash and cash equivalents	(59,092)	(21,832)
Cash and cash equivalents at beginning of period	69,073	53,552
Cash and cash equivalents at end of period	$9,981	$31,720

Douglas Dynamics, Inc.

Net Income to Adjusted EBITDA reconciliation (unaudited)

	Three month period ended June 30,
	2010	2009

Net Income	$75	$5,665

Interest Expense - Net	3,102	3,942
Income Taxes	(1,377)	3,019
Depreciation Expense	1,546	1,293
Amortization	1,540	1,540
EBITDA	4,886	15,459

Management Fees	5,966	330
Stock Based Compensation (1)	1,748	—
Loss on Extinguishment of Debt	7,855	—
Liquidity Bonus Payment	1,003	—
Other non-recurring charges (2)	199	93
Adjusted EBITDA	$21,657	$15,882

(1)	Reflects the stock-based compensation expense associated with the repurchase of stock options from certain of our executives.

(2)

Reflects severance and one-time, non-recurring expenses for costs related to the closure of our Johnson City facility of $389 and $25 for the three months ended June 30, 2010 and 2009, respectively, $477 and $68 of unrelated legal fees for the three months ended June 30, 2010 and 2009, respectively, and $667 and $0 gain on other post employment benefit plan curtailment related to the Johnson City plant closure for the three months ended June 30, 2010 and 2009, respectively.